EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             SUN RIVER MINING, INC.


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                            ARTICLES OF INCORPORATION

                                       OF

                             SUN RIVER MINING, INC.

     The undersigned hereby states as Articles of Incorporation pursuant to Colorado Revised Statutes as follows:

                                    ARTICLE I

     The name of the corporation is: SUN RIVER MINING, INC., and its initial principal place of business shall be: 10200 W. 44th Ave., #400, Wheat Ridge, CO 80033.

                                   ARTICLE II

     DURATION. The corporation shall have perpetual existence.

                                   ARTICLE III

     PURPOSE. The purposes for which the corporation is organized are: shall be to transact all lawful business for which corporations may be organized pursuant to the Colorado Corporation Code.


                                   ARTICLE IV
                                  CAPITAL STOCK

                                AUTHORIZED SHARES

    SECTION 1. CLASSES AND SHARES AUTHORIZED. The authorized capital stock of the corporation shall be 500,000,000 shares of Common Stock no par value and 50,000,000 shares of Preferred Stock, $.01 par value.


     SECTION 2. PREFERRED STOCK. Shares of Preferred Stock may be divided into such classes and series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series or class so established. The Board of Directors may fix the preferred shares of any series or class established as either voting, or non-voting, in the sole discretion of the Board, and may determine dividends, cumulative or not, in the sole discretion of the Board.


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     SECTION 3. COMMON STOCK DIVIDENDS.

                  (a) After the requirements with respect to preferential dividends on the classes or series of Preferred Stock, if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the corporation paid out of funds legally available therefor.

                  (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock of the various classes or series in the event of voluntary or involuntary liquidation and distribution or sale of assets, dissolution, or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of the Common Stock held by them respectively.

                  (c) Except as may otherwise be required by law, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by him on all matters voted upon by the stockholders.

     SECTION 4. GENERAL PROVISIONS. The capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advanced for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and nonassessable.

                                    ARTICLE V

     CUMULATIVE VOTING. Cumulative voting by holders of the Common Stock or the Preferred Stock is not authorized.

                                   ARTICLE VI

     PRE-EMPTIVE RIGHTS. SHAREHOLDERS OF THE CORPORATION SHALL NOT have preemptive rights to acquire unissued or treasury shares of the corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VII

     The address of the initial registered office of the corporation is 10200 W. 44th Ave., #400, Wheat Ridge, CO 80033, and the name of the initial registered agent shall be M. A. Littman.

                                             Accepted:/s/M.A. Littman



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                                  ARTICLE VIII

     PLACE OF BUSINESS. Part or all of the business of the corporation may be conducted in any place in the State of Colorado or outside of the State of Colorado, in other states or territories of the United States, and in foreign countries.


                                   ARTICLE IX
                               BOARD OF DIRECTORS

     SECTION 1. BOARD OF DIRECTORS; NUMBER. The governing board of the corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the By-laws of the corporation, provided that the number of directors shall not be reduced to less than three except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.

     SECTION 2. CLASSIFICATION OF DIRECTORS. The Board of Directors shall be divided into three classes, Class 1, Class 2, and Class 3, each class to be as nearly equal in number as possible, the term of office of Class 1 directors to expire at the first annual meeting of shareholders after their election, that of Class 2 directors to expire at the second annual meeting after their election, and that of Class 3 directors to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the company, the terms of the directors or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

     SECTION 3. DIRECTORS. The names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors shall be elected and shall qualify are as follows:

       Randy McCall                       c/o      10200 W. 44th Ave. #400
                                                   Wheat Ridge, CO 80033

       Frank Barnes                       c/o      10200 W. 44th Ave. #400
                                                   Wheat Ridge, CO 80033

     SECTION 4. NOMINATION OF DIRECTORS.

                  a. Nominations for the election of directors may be made by the board of Directors, by a committee of the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such written notice of



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         the meeting  is  given  to  shareholders, such  written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders.

                  b. Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominees.

                  c. The chairman of the shareholders' meeting may, if the facts warrant, determine, and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 5. CERTAIN POWERS OF THE BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

                  a. to manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the By-laws of the corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation, and to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation (such committee or committees shall have such name or names as may be stated in the By-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

                  b. to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.

                  c. to sell, pledge, lease, exchange, liquidate or otherwise dispose of all or substantially all the property or assets of the corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for such purpose, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial shareholder or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least 51% of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the corporation, or is approved by the affirmative vote of a majority of the continuing disinterested directors of the corporation, in which case no vote of the shareholders is necessary.


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                  d. to merge,  consolidate,  or  exchange  all of the issued or outstanding shares of one or more classes of the corporation upon such terms and conditions as the Board of Directors may authorize; provide, however, that such merger, consolidation, or exchange is approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and, provided, further, that any such merger, consolidation, or
         exchange  with  any   substantial   shareholder  or  affiliate  of  the
         corporation shall be authorized or ratified by the affirmative vote of the holders of at least 51% of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the corporation or is approved by the affirmative vote of a majority of the continuing disinterested directors of the corporation, in which case no vote of shareholders is necessary.

                  e. to distribute to the shareholders of the corporation, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with the Colorado Corporation Code.

                  f. as used in this Section 5, the following terms shall have the following meanings:

                           (i) an "affiliate" shall mean any person or entity which is an affiliation within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

                           (ii) a "continuing disinterested director" shall mean: a director who was elected before the proposed transaction comes before the Board for approval within the scope of subsections (c) and (d) of this
                                            Section  5, and who has no  interest
                                            in the proposed  transaction  except
                                            as it benefits the  corporation,  in
                                            their judgment.

                           (iii) a "subsidiary" shall mean any corporation in which the corporation owns the majority of each class of equity security; and

                           (iv) a "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10% or more of the outstanding capital stock of the corporation.

                  g. The Board of Directors shall have the power to approve acquisitions of assets, business, or corporations by the company in exchange for stock and debt, so long ass any such proposed transaction would not result in issuance of more than the equivalent of 51% of the outstanding stock to any one shareholder.


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                                    ARTICLE X
                              CONFLICTS OF INTEREST

     SECTION 1. RELATED PARTY TRANSACTION. No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation,, individually or jointly with others, may be party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of a Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     SECTION 2. CORPORATE OPPORTUNITIES. The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed and interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engaged in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than officer, directors or member of management) from any duties which such employee may have to the corporation.

                                   ARTICLE XI

                                 INDEMNIFICATION

     SECTION 1. DIRECT ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including Attorney fees), judgements, fines and amounts paid in settlement, actually and reasonably incurred by such person in


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connection  with such action,  suit or proceeding,  if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself create a presumption that such person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such persons' conduct was unlawful.

     SECTION 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person believed it to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     SECTION 3. EXPENSES. To the extent that a director, officer, employee, fiduciary, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XI, or in defense of any claims, issue or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. DETERMINATION. Any indemnification under Sections 1 or 2 of this
Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee, fiduciary, or agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

     SECTION 5. ADVANCE OF EXPENSES. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section 4 of this Article XI, upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary, or agent to repay such amount unless it shall be ultimately determined that such person is entitled to be indemnified by the Corporation as authorized in this
Article XI.


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     SECTION 6. INSURANCE. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, office, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XI.

     SECTION 7. MISCELLANEOUS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders of disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, of agent and shall insure to the benefit of the heirs and personal representatives of such person.

                                   ARTICLE XII
                           ARRANGEMENTS WITH CREDITORS

     Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between said Corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on summary application by the Corporation, or by a majority of its shareholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of the Corporation, as a consequence of such compromise or arrangement , then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders of class of shareholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE XIII
                             SHAREHOLDERS' MEETINGS

     Shareholders' meetings may be held at such time and place as may be stated or fixed in accordance with the By-Laws. At all shareholders' meetings one-third of all shares entitled to vote shall constitute a quorum.

                                   ARTICLE XIV
                                SHAREHOLDER VOTE

     Whenever the laws of the State of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, with respect to any action to be taken by the shareholders of the Corporation, such action may be taken by vote or concurrence of the holders of at least a majority of the shares entitled to vote. These Articles of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders entitled to vote thereon.

                                   ARTICLE XV

                                   DISSOLUTION

     SECTION 1. PROCEDURE. The Corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

     SECTION 2. REVOCATION. The Corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

                                   ARTICLE XVI

                  The name and address of the Incorporator of the Corporation is as follows:

                  NAME                         ADDRESS
                  ----                         -------
         Michael A. Littman                10200 W. 44th Avenue, #400
                                           Wheat Ridge, Colorado 80033

     IN WITNESS WHEREOF, the undersigned, has executed said Articles of Incorporation as of this 24th day of February, 1997.

                                    /s/Michael A. Littman
                                    Incorporator


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STATE OF COLORADO                           )
                                            ) SS.
COUNTY OF JEFFERSON                         )

     Before me, Candi M. Cole, a Notary Public, in and for said County and State, personally appeared Michael A. Littman and that he signed the foregoing instrument as his free and voluntary act for the uses and purposes therein set forth, and that the facts contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 24th day of February, 1997.

         My Commission expires: 2/24/98



                                                       /s/Candi M. Cole
                                                       Notary Public
                                                       10200 W. 44th Ave. #400
                                                       Wheat Ridge, CO  80033